SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

January 31, 2007

Date of Report (Date of earliest event reported)

Endurance Specialty Holdings Ltd.

(Exact name of registrant as specified in its charter)

Bermuda	1-31599	98-032908
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Wellesley House, 90 Pitts Bay Road, Pembroke HM 08, Bermuda

(Address of principal executive offices, including zip code)

(441) 278-0440

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

Endurance Specialty Holdings Ltd. (the “Company”) is filing this Current Report on Form 8-K to report a change in its business segments resulting from a shift in the Company’s operational structure and the implementation of certain strategic initiatives during 2006 and in order to better reflect the current manner by which the chief operating decision maker views and manages the Company’s business operations.

Prior to this change, the Company reported the results of its operations through six business segments:  Property Per Risk Treaty Reinsurance; Property Catastrophe Reinsurance; Casualty Treaty Reinsurance; Property Individual Risk; Casualty Individual Risk; and Aerospace and Other Specialty Lines.  The new segment presentation will consist of two business segments: Insurance and Reinsurance.

These financial reporting changes will take effect beginning with the Company’s year end 2006 financial results, which will be released on February 7, 2007.  The change in segment reporting will be reflected retrospectively, but in no way restates the Consolidated Statements of Earnings, Consolidated Balance Sheets, Consolidated Statements of Shareholders’ Equity or Consolidated Statements of Cash Flows for the Company and its consolidated subsidiaries for any period.

In order to facilitate comparability to historical results, attached hereto as Exhibit 99.1 is an example of the segment information presentation that will be included in future Investor Financial Supplements using data from the quarter ended September 30, 2006.

Item 9.01.  Financial Statements and Exhibits

(c)

Exhibits

The following exhibit is filed as part of this report:

Exhibit No.	Description
99.1	Segment Information

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:  January 31, 2007

By:

/s/ John V. Del Col

Name: John V. Del Col

Title:

General Counsel & Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Segment Information